Exhibit 99.1

Empery Digital Executes $50 Million Master Repurchase Agreement and Refinances Outstanding Borrowing Facility

Empery Digital Has Repurchased Over 4.4 Million Shares

AUSTIN, Texas – September 26, 2025 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today announced that it has executed its previously announced $50 million Master Repurchase Agreement with a maturity date of August 31, 2026 (the “Term Loan”). The Term Loan will be used to repay outstanding borrowings under the existing borrowing facility in full with zero prepayment fees and provide additional capital for share repurchases.

As of September 25, 2025, the Company has repurchased 4,446,844 shares of its common stock under its $100 million share repurchase program, at an average purchase price per share of $7.48, including all fees and commissions. Following these repurchases, approximately $67 million remains available for future repurchases under the Company’s existing share repurchase program.

Management remains committed to increasing bitcoin per share for its shareholders through accretive share repurchases at prices below net asset value (NAV).

See real-time NAV Metrics and other meaningful information on our dashboard here: https://www.emperydigital.com/treasury-dashboard

Follow us on X: @EMPD_BTC

About Empery Digital Inc.

Built on Principles, Powered by Blockchain

Effective as of July 17, 2025, the Company adopted a bitcoin treasury strategy with the goal of becoming a leading, low cost, capital efficient, globally trusted aggregator of bitcoin. Empery Digital (formerly Volcon) was founded as the first all-electric power sports company sourcing high-quality and sustainable electric vehicles for the outdoor community. The power sports brand will operate under the brand name Empery Mobility. Empery Mobility electric vehicles are the future of off-roading, not only because of their environmental benefits but also because of their near-silent operation, which allows for a more immersive and enjoyable outdoor experience.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements relating to whether, and on what terms, we will be able to borrow funds from the uncommitted revolving credit agreement for making share repurchases if our common stock is trading below NAV and potential future share repurchases. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the U.S. Securities and Exchange Commission, including those identified under the heading “Risk Factors” in the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025.

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We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Sales sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

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